SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)      October 7, 1999
                                                         ------------------
                                                          (October 6, 1999)
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                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                       Commission
          New Mexico                File Number 1-6986         85-0019030
          ----------                            ------         ----------
 (State or Other Jurisdiction                               (I.R.S. Employer
        of Incorporation)                                Identification Number)



  Alvarado Square, Albuquerque, New Mexico                    87158
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  (Address of Principal Executive Offices)                  (Zip Code)


                                 (505) 241-2700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




          (Former Name or Former Address if Changed, Since Last Report)

Item 5.  Other Event

The following is an article disclosed in the Company's news release dated on October 6, 1999, and is being filed herewith as a current event.

"PNM Board Approves Filing Holding Company Plan

ALBUQUERQUE, NM, October 6 - The Board of Directors of PNM, the Public Service Company of New Mexico (NYSE:PNM), has approved management's plans for splitting the present integrated electric and gas utility into two separate, wholly-owned subsidiaries under a holding company, PNM Chairman and Chief Executive Officer Benjamin Montoya said today.

"The transition to a competitive retail electric power market in New Mexico requires us to separate our regulated utility operations from our competitive power generation and energy services businesses," Montoya said. "This new holding company structure will comply with that requirement."

PNM now has a capital structure underpinned by about 53 percent debt and 47 percent shareholders' equity. PNM's regulated electric and gas transmission and distribution systems comprise about 47 percent of the company's total assets and contributed 41 percent of total operating revenues and 49 percent of the company's income before interest charges last year. The company expects that these assets will be transferred to a newly-created subsidiary corporation at book value.

Under PNM's proposal, the company's generation assets will be retained by the existing corporation. Those assets include a 47 percent interest in the 1,614-megawatt San Juan Generating Station in New Mexico, as well as minority interests in Palo Verde Nuclear Generating Station in Arizona and the coal-fired Four Corners Power Plant in New Mexico. Approximately $586 million in pollution control revenue bonds will remain as an obligation of the generation subsidiary.

Power generation will remain an important part of PNM's business in coming years, Montoya said. "We expect that in 1999, for the third year in a row, our wholesale power sales will exceed our retail electric sales," Montoya noted. "Over the next few years, PNM plans to make a substantial investment in building or acquiring new generating assets to support continued growth in our wholesale trading operation."

PNM plans to file a request with the New Mexico Public Regulation Commission to establish the new holding company and its separate, wholly-owned subsidiary companies. This filing is expected to be made before March 1, 2000.


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


The names PNM and Public Service Company of New Mexico will be transferred to the new transmission and distribution company, Montoya said. "PNM is the name our New Mexico customers have come to rely on for dependable, affordable electric and gas service for more than 50 years. We believe it is important to preserve that familiar identity as our industry changes so dramatically." No name has yet been chosen for the new holding company or the competitive generation subsidiary.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Changes in interest rates, trends in the local and national economy, energy supply and demand, federal and state regulatory activity, and the transition to a competitive electric market in New Mexico may all have an impact on PNM's financing plans, operating performance, and future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999."



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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                       ------------------------------------
                                                    (Registrant)


Date:  October 7, 1999                          /s/ John R. Loyack
                                       ------------------------------------
                                                 John R. Loyack
                                       Vice President, Corporate Controller
                                          and Chief Accounting Officer
                                          (Officer duly authorized to
                                              sign this report)



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